Exhibit 99.2

VerifyMe Announces Closing of $10.0 Million Public Offering and Uplisting to Nasdaq

Rochester, NY – Accesswire – June 22, 2020 – VerifyMe, Inc. (NasdaqCM: VRME, VRMEW) (“VerifyMe” or the “Company”), a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products, today announced the closing of its underwritten public offering of 2,173,913 units at a price to the public of $4.60 per unit. Each unit issued in the offering consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $4.60. The common stock and warrants were immediately separable, were issued separately, and began trading on the Nasdaq Capital Market on June 18, 2020, under the symbols “VRME” and “VRMEW,” respectively. VerifyMe received gross proceeds of $10.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

VerifyMe has granted the underwriters a 45-day option to purchase up to 326,087 additional shares of common stock, or additional warrants to purchase 326,087 shares of common stock, or any combination thereof, at the public offering price to cover over-allotments, if any. On June 22, 2020, the Company issued an additional 50,000 shares of the Company’s common stock and additional warrants to purchase 325,987 shares of the Company’s common stock pursuant to the partial exercise of the underwriters’ over-allotment option in connection with the offering.

Maxim Group LLC acted as lead book-running manager for the offering and Joseph Gunnar & Co., LLC acted as co-book-running manager for the offering.

The registration statement on Form S-1 (File No. 333-234155) relating to this offering was previously filed with and subsequently declared effective by the Securities and Exchange Commission ("SEC") on June 17, 2020. Copies of the prospectus relating to the offering may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745, and are also available on the SEC's website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About VerifyMe, Inc.

VerifyMe, Inc., is a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. VerifyMe’s physical technology authenticates packaging, labels and documents with a suite of proprietary security inks and pigments, which work in conjunction with serialization and track-and-trace software known as VeriPAS™ that allows both consumers and brand inspectors to verify authenticity with their smart phones. VeriPAS™ is a serialization software system that brand owners access through a web portal to monitor, control and protect their products complete life cycle. To learn more, visit www.verifyme.com

Cautionary Note Regarding Forward-looking Statements

This release contains forward-looking statements regarding the timing and financial impact of VerifyMe’s ability to implement its business plan, expected revenues and future success. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our ability to continue as a going concern and history of losses, our ability to obtain additional financing, the impact of the COVID-19 pandemic, intellectual property litigation, the successful development of our sales and marketing capabilities, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. Further information on our risk factors is contained in our registration statement on Form S-1 (File No. 333-234155) and final prospectus dated June 17, 2020 that we have filed with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com

Investors:

ClearThink

nyc@clearthink.capital